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                                                                   Exhibit 5.1



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference into the prospectus (the "Prospectus") included in the Registration Statement on Form F-9 of Inco Limited (the "Company") relating to a proposed offering of debentures of our report dated February 4, 2003 appearing on page 119 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Data" in the Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP
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Chartered Accountants
Toronto, Ontario
September 18, 2003